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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-2 (No. 333-86548), S-3 (No. 333-24083) and S-8 (No.
333-38929, 333-49787 and 333-103453) of Meadowbrook Insurance Group, Inc., of our report dated February 23, 2003 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/PricewaterhouseCoopers LLP
Grand Rapids, Michigan
March 31, 2003